EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-7012, No. 33-8672, No. 33-37573 and No. 33-
72568) of T. Rowe Price Associates, Inc. of our report dated January 25, 1995 appearing on page 22 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

Baltimore, Maryland
March 27, 1995